Exhibit 99.2

FORM OF CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

ASIA GREEN AGRICULTURE CORPORATION

(As adopted on September 1, 2011)

亚洲绿色农业公司

董事会薪酬委员会章程

（于2011年9月1日正式通过）

PURPOSE

目的

The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Asia Green Agriculture Corporation (the “Company”) shall be to:

亚洲绿色农业公司（以下简称"公司"）董事会（以下简称"董事会"）薪酬委员会的目的在于：

  provide oversight of the Company’s compensation policies, plans and benefits programs;

  监督公司的薪酬政策、规划以及福利计划；

  discharge the Board's responsibilities relating to (i) oversight of the compensation of the Company's Chief Executive Officer ("CEO") and its other executive officers, and (ii) the evaluation and approval of the Company's CEO and executive officer compensation plans, policies and programs; and

  协助董事会的下列职责：（1）监督公司首席执行官与其他管理人员的薪酬制度；（2）对公司首席执行官与其他管理人员的薪酬规划、政策与计划进行评估和批准；以及

  administer the Company’s equity compensation plans for its executive officers, employees and other service providers.

  管理公司的管理层、员工以及其他服务供应者的股权报酬计划。

MEMBERSHIP REQUIREMENTS

成员要求

The Compensation Committee members will be appointed by, and will serve at the discretion of, the Board.

薪酬委员会成员将由董事会任命，并根据董事会意愿行使职能。

The Compensation Committee shall consist of at least two (2) members of the Board. Members of the Compensation Committee must meet the following criteria:

薪酬委员会将由至少两名董事会成员组成。薪酬委员会成员必须符合以下标准：

  the independence requirements of the NASDAQ Listing Rules;

  纳斯达克上市规则下独立的要求；

Exhibit 99.2

  the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and

  符合经修订的1934年证券交易法第16章规章16b-3条关于非员工董事的定义；以及

  the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  符合经修订的1986年国内税收法规162（m）章关于外部董事的定义；

The Board may designate one (1) member of the Compensation Committee as its chairperson. In the absence of that designation, the Compensation Committee may designate a chairperson by majority vote of the committee members.

董事会可以指定一位薪酬委员会成员出任主席。如董事会未指派主席人选，薪酬委员会可以根据其成员的多数票任命一名主席。

AUTHORITY AND RESPONSIBILITIES

权利与责任

  The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate his or her performance in light thereof, and consider factors related to the performance of the Company in approving the compensation level of the CEO. The CEO may not be present during deliberations or voting on such matters.

  薪酬委员会应当审核及批准与首席执行官的薪酬相关的公司目标以及计划，评估在此目的与计划下首席执行官的表现，同时在批准首席执行官薪酬级别时，考虑与公司绩效有关的因素。首席执行官不得在就相关问题进行商讨或者投票时在场。
  The Compensation Committee shall annually review and approve the CEO’s (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs, and (vi) any other benefits, compensation or arrangements. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider, among other things, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years. The CEO may not be present during deliberations or voting on such matters.

  薪酬委员会必须每年审查及批准首席执行官的下列情况：（1）每年的基本薪资，（2）每年的激励奖金，包括详细的目标和数额，（3）股权薪酬，（4）所有的雇佣协议、赔偿协议与有关控制权变更的协议或条款，（5）所有入职奖金或者为搬迁而支付的费用，以及（6）所有其他的福利、报酬或者安排。在决定首席执行官薪酬中的长期激励项目时，薪酬委员会还应当考虑其他的情况，包括公司的运营情况，相关股东的回报，其他可比公司对首席执行官的类似激励计划的价值，以及之前对公司首席执行官的奖励情况。首席执行官不得在就相关问题进行商讨或者投票时在场。
  For those other executive officers over whom the Compensation Committee maintains oversight, the Compensation Committee shall also have authority to review annually and approve items (i) through (vi) in the previous bullet.

  对于其他薪酬委员会管理的管理人员，薪酬委员会同样也有权对上述（1）至（6）项的情况进行年审与批准。

Exhibit 99.2

  The Compensation Committee shall review and make recommendations to the Board with respect to the compensation of the Company’s directors.

  薪酬委员会须就公司董事的薪酬计划进行审核，并向董事会提供建议。
  The Compensation Committee shall have the power to administer the Company’s equity incentive plans. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board, (i) grant share options or share purchase rights to individuals eligible for such grants and in accordance with procedures and guidelines as may be established by the Board, and (ii) amend such share options or share purchase rights. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.

  薪酬委员会有权管理公司的股权激励计划。按照董事会对其的授权，薪酬委员会在管理相关计划时可以，（1）按照董事会可能制定的程序和方针向符合条件的个人授予股票期权或者股份购买权，（2）对这些股票期权或者股份购买权进行修订。薪酬委员会还应当就对上述计划的修订和按计划保留的股份数目的变更向董事会提供建议。
  The Compensation Committee shall provide oversight of the Company’s overall compensation plans and benefits programs by reviewing management reports with respect thereto on at least an annual basis. The Compensation Committee shall also make recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate.

  薪酬委员会必须至少每年对管理层报告审核一次，以此来对公司的整体薪酬计划和福利项目进行监督。薪酬委员会还必须对公司的整体薪酬计划和福利项目的改进和变动或者适时采用的新计划向董事会提供建议。
  The Compensation Committee shall make regular reports to the Board.

  薪酬委员会必须定期向董事会报告。
  The Compensation Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

  薪酬委员会必须定期的就此份章程的妥善性进行审核和再评估，定期向董事会提出任何修改建议并提请董事会批准。
  The Compensation Committee shall annually review its own performance.

  薪酬委员会必须每年就其自身进行绩效评估

  The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

  薪酬委员会单独享有保留和终止任何薪酬咨询师的聘用、批准咨询师费用以及批准其他咨询师聘用条款期限的权利。"薪资咨询师"指的是公司为协助评估首席执行官或者其他管理人员的薪酬而使用的薪酬咨询师。薪酬委员会有权采纳内部或者外部的法律、会计或者其他顾问的建议和协助。
  The Compensation Committee will set its own schedule of meetings and will meet at least quarterly, with the option of holding additional meetings at such times as it deems necessary. The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

  薪酬委员会将规定其会议计划，至少每个季度召开一次会议，并可以选择在其认为必要的时候自行另外召开会议。薪酬委员会将保留其会议的记录，并将会议记录同董事会书面记录一起保存。

Exhibit 99.2

  The Compensation Committee shall perform such other functions as assigned by law, the Company’s articles of association or the Board.

  薪酬委员会应当履行法律、公司章程或者董事会规定的其他职责。